EXHIBIT 99.1

First Quarter 2023 Results
•Net income of $(14) million, or $(0.09) per common share
•Operating net income of $72 million, or $0.46 per common share[1]
•Successfully closed merger with Umpqua Holdings Corporation and completed core systems conversion
•Consolidated asset balances increased $22 billion to $54 billion at quarter end
•Loan balances of $37 billion and deposit balances of $42 billion at quarter end

00

COLUMBIA BANKING SYSTEM, INC. REPORTS FIRST QUARTER 2023 RESULTS
$(0.09)	$0.46	$23.44	$15.12
Net loss per diluted common share	Operating earnings per diluted common share [1]	Book value per common share	Tangible book value per common share [1]
0

CEO Commentary
"Today marks a historic moment for our franchise as we report results for Columbia Banking System and its subsidiary Umpqua Bank together as one company,” said Clint Stein, President and CEO. “Our first quarter results highlight a flexible balance sheet characterized by solid liquidity, a diversified loan portfolio, and a granular core deposit base. While purchase accounting adjustments such as the initial provision for credit losses and merger-related expenses impacted our reported results, I am pleased to announce we successfully completed our core systems conversion in March, keeping us on target to realize our cost-savings expectations by the end of the third quarter. It was a transformative quarter for our company, and I want to thank our associates for their tireless efforts helping customers and each other through the merger close and systems conversion.”

–Clint Stein, President and CEO of Columbia Banking System, Inc.

1Q23 HIGHLIGHTS (COMPARED TO 4Q22)

Net Interest Income and NIM	•Net interest income increased by $69 million or 23% on a quarter-to-quarter basis due to one month as a combined organization and the net favorable impact of higher interest rates.
•Net interest margin was 4.08%, up 7 basis points from the prior quarter. Net interest margin for the month of March was 4.31%, which includes a 76-basis point net benefit from purchase accounting accretion and amortization.

Non-Interest Income and Expense	•Non-interest income increased by $20 million due primarily to a $16 million linked-quarter favorable change related to cumulative non-merger fair value accounting and hedges.
•Non-interest expense increased by $148 million due to higher merger-related expenses and a higher expense run rate in March as a combined organization.

Credit Quality	•Net charge-offs were 0.23% of average loans and leases (annualized) and centered in the FinPac portfolio as activity was otherwise de minimis.
•Provision expense of $106 million includes an $88 million initial provision related to non-purchased credit deteriorated loan balances. The remaining expense relates to changes in the economic forecasts used in credit models.

•Non-performing assets to total assets was 0.14%.

Capital	•Estimated total risk-based capital ratio of 11.0% and estimated common equity tier 1 risk-based capital ratio of 8.9%.
•We expect the accretion of purchase accounting fair value marks through income to meaningfully and consistently build capital and enhance flexibility in the coming quarters.

Notable items	•Purchase accounting fair value adjustments related to credit of $130 million and interest rates of $1.6 billion at closing on historical Columbia loans and securities.
•$116 million in merger-related expenses, including a $20 million charitable contribution to the Umpqua Bank Charitable Foundation.

1Q23 KEY FINANCIAL DATA

PERFORMANCE METRICS		1Q23		4Q22		1Q22
Return on average assets		(0.14)%		1.04%		1.21%
Return on average tangible common equity[1]		(2.09)%		13.53%		13.66%
Operating return on average assets[1]		0.74%		1.24%		1.03%
Operating return on average tangible common equity[1]		10.64%		16.18%		11.62%
Net interest margin		4.08%		4.01%		3.14%
Efficiency ratio - consolidated		79.71%		57.24%		59.02%
Loan to deposit ratio		89.19%		96.64%		86.05%

INCOME STATEMENT ($ in 000s, excl. per share data)		1Q23		4Q22		1Q22
Net interest income		$374,698		$305,479		$228,763
Provision for credit losses		$105,539		$32,948		$4,804
Non-interest income		$54,735		$34,879		$79,969
Non-interest expense		$342,818		$194,982		$182,430
Pre-provision net revenue [1]		$86,615		$145,376		$126,302
Operating pre-provision net revenue[1]		$195,730		$167,094		$108,125
Earnings per common share - diluted [2]		($0.09)		$0.64		$0.70
Operating earnings per common share - diluted [1,2]		$0.46		$0.76		$0.60
Dividends paid per share [2]		$0.35		$0.35		$0.35

BALANCE SHEET		1Q23		4Q22		1Q22
Total assets	$54.0	B	$31.8	B	$30.6	B
Loans and leases	$37.1	B	$26.2	B	$23.0	B
Total deposits	$41.6	B	$27.1	B	$26.7	B
Book value per common share [2]		$23.44		$19.18		$20.17
Tangible book value per share[1,2]		$15.12		$19.14		$20.11
Tangible book value per share, ex AOCI [1,2]		$16.56		$22.44		$21.53

Investor Contact: Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4117, jacquebohlen@umpquabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for the comparable GAAP measurement.
2 Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Organizational Update
On February 28, 2023, Columbia Banking System, Inc. ("Columbia", "we" or "our") completed its merger with Umpqua Holdings Corporation ("UHC"), combining the two premier banks in the Northwest to create one of the largest banks headquartered in the West ("the merger"). Columbia completed its core systems conversion on March 20, 2023, and branch consolidations are scheduled to occur through the second quarter of 2023.

Columbia's financial results for any periods ended prior to February 28, 2023 reflect UHC results only on a standalone basis. In addition, Columbia's reported financial results for the first quarter of 2023 reflect UHC financial results only until the closing of the merger after the close of business on February 28, 2023. As a result of these two factors, Columbia's financial results for the first quarter of 2023 may not be directly comparable to prior reported periods. The number of shares issued and outstanding, earnings per share, additional paid-in capital, and all references to share quantities or metrics of Columbia have been retrospectively restated to reflect the equivalent number of shares issued in the merger as the merger was treated as a reverse merger. Under the reverse acquisition method of accounting, the assets and liabilities of Columbia as of February 28, 2023 ("historical Columbia") were recorded at their respective fair values.

Net Interest Income
Net interest income was $375 million for the first quarter of 2023, up $69 million from the prior quarter. The increase, which includes $32 million of purchase accounting accretion and amortization, reflects one month of the combined company's larger balance sheet as well as the net favorable impact of higher interest rates.

Columbia's net interest margin was 4.08% for the first quarter of 2023, up 7 basis points from 4.01% for the fourth quarter of 2022. The net interest margin for the month of March was 4.31%, which includes a 76-basis point net benefit from purchase accounting accretion and amortization and an approximate 10-basis point adverse impact from holding higher cash balances funded by borrowings beginning March 13, 2023. The cost of interest-bearing deposits increased 55 basis points on a linked-quarter basis to 1.32% for the first quarter of 2023, which compares to 1.33% for the month of March and 1.43% on March 31, 2023. Please refer to the Q1 2023 Earnings Presentation for additional net interest margin change details and interest rate sensitivity information as well as our non-GAAP disclosures in this press release for the impact of purchase accounting accretion and amortization on individual line items.

Non-interest Income
Non-interest income was $55 million for the first quarter of 2023, up $20 million from the prior quarter. While results benefited from one month as a combined organization, the increase was primarily driven by a $16 million favorable change in cumulative fair value adjustments and mortgage servicing rights ("MSR") hedging activity. A net fair value gain of $8.1 million in the first quarter compares to a net fair value loss of $8.1 million in the fourth quarter, as detailed in our non-GAAP disclosures.

Non-interest Expense
Non-interest expense was $343 million for the first quarter of 2023, up $148 million from the prior quarter level. The increase reflects one month of the higher expense rate of the combined organization as well as a $104 million linked-quarter increase in merger-related expenses, which were $116 million in the first quarter, inclusive of a $20 million contribution to the Umpqua Bank Charitable Foundation that was outlined when the merger was announced in October 2021. Please refer to the Q1 2023 Earnings Presentation for additional expense details, including an update on realized merger-related cost-savings through March 31, 2023.

Balance Sheet
Total consolidated assets were $54.0 billion as of March 31, 2023, an increase of $22.2 billion compared to $31.8 billion as of December 31, 2022. The increase was driven by the addition of historical Columbia balances at fair value on February 28, 2023, related intangible assets, and higher cash balances added in March that were funded by borrowings. Cash and cash equivalents was $3.6 billion as of March 31, 2023, an increase of $2.3 billion relative to December 31, 2022. Including secured off-balance sheet lines of credit, total available liquidity was $17.9 billion as of March 31, 2023, representing 33% of total assets, 43% of total deposits, and 121% of uninsured deposits. Please refer to the Q1 2023 Earnings Presentation for additional details related to our liquidity position.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Available for sale securities, which are held on balance sheet at fair value, were $9.2 billion as of March 31, 2023, an increase of $6.1 billion relative to December 31, 2022, primarily due to the addition of $6.2 billion of historical Columbia balances, which were categorized as available for sale at quarter end. The net unrealized loss on historical Columbia securities was eliminated as of February 28, 2023, as part of the reverse merger method of accounting, and these securities had a pre-tax net unrealized gain of $84 million as of March 31, 2023. On a consolidated basis, our available for sale securities balance of $9.2 billion includes a pre-tax net unrealized loss of $397 million as historical UHC balances were not marked as part of the merger, and the net unrealized gain position associated with historical Columbia balances does not fully offset the net unrealized loss position related to the remainder of the consolidated portfolio. Held to maturity securities were $2.4 million at March 31, 2023, and represent investments in local community housing bonds; there is no unrealized loss associated with these balances.

Following the close of the merger, we restructured a portion of the historical Columbia securities portfolio during the first week of March by selling $1.2 billion of securities and purchasing $937 million of securities with the proceeds. The restructure transactions resulted in no gain or loss on the income statement. Purchases included agencies, mortgage-backed securities, and collateralized mortgage obligations with a projected average yield of 4.63%. The restructuring reduced the potential adverse impact to net interest income in a declining interest rate environment, which the Q1 2023 Earnings Presentation reviews.

Gross loans and leases were $37.1 billion as of March 31, 2023, an increase of $10.9 billion relative to December 31, 2022, due to the addition of $10.9 billion of historical Columbia balances at fair value. "On an organic basis, loans were up just slightly during the first quarter, as drawdowns related to single-family home construction offset slight declines in commercial portfolio balances," commented Tory Nixon, President of Umpqua Bank. Please refer to the Q1 2023 Earnings Presentation for additional details related to our loan portfolio, which include underwriting characteristics, the composition of our commercial portfolios, and enhanced disclosure related to our office portfolio.

Total deposits were $41.6 billion as of March 31, 2023, an increase of $14.5 billion relative to December 31, 2022, primarily due to the addition of $15.2 billion of historical Columbia balances at fair value. "Our deposit balances continued to be affected by market liquidity tightening and the impact of inflation on customer spending," stated Mr. Nixon. "Declining balances with existing customers was the primary driver of the net reduction in deposits during the month of March and for the first quarter on an organic basis. We were pleased to see continued new account acquisition in March in both the consumer and commercial bank across all major product types." Please refer to the Q1 2023 Earnings Presentation for additional details related to deposit characteristics and flows.

Credit Quality
The allowance for credit losses was $436 million, or 1.18% of loans and leases, as of March 31, 2023, compared to $315 million, or 1.21% of loans and leases, as of December 31, 2022. The $121 million increase in the allowance includes the addition of $26 million related to historical Columbia purchased credit deteriorated ("PCD") loans and $5.8 million related to historical Columbia off balance sheet commitments, which were booked at the merger's close and did not affect the income statement. The provision for credit losses was $106 million for the first quarter of 2023, which includes an initial provision of $88 million for historical Columbia non-PCD loans. Outside the initial provision, the quarter's expense was driven almost entirely by changes between the November 2022 and February 2023 economic forecasts used in credit models, with a modest expense associated with the change in mix. Please refer to the Q1 2023 Earnings Presentation for additional details related to the allowance for credit losses, including a breakout of the aforementioned impacts of the merger.

Net charge-offs were 0.23% of average loans and leases (annualized) for the first quarter of 2023, compared to 0.19% for the fourth quarter of 2022. Net charge-off activity continued to be centered in the FinPac portfolio as bank charge-off activity was de minimis. As of March 31, 2023, non-performing assets were $76 million, or 0.14% of total assets, compared to $59 million, or 0.18% as of December 31, 2022. The $17 million linked-quarter increase primarily reflects the addition of historical Columbia balances.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Capital
As of March 31, 2023, Columbia's book value per common share increased to $23.44, compared to $19.18 at December 31, 2022, which was retrospectively restated under the reverse merger method of accounting. The linked-quarter change in book value primarily reflects common shares issued and exchanged as a result of the merger and a change in accumulated other comprehensive (loss) income ("AOCI") to $(300) million at March 31, 2023, compared to $(427) million at the prior quarter-end. The change in AOCI is due primarily to a reduction in the tax-effected net unrealized loss on available for sale securities to $295 million at March 31, 2023, compared to $403 million at December 31, 2022. Tangible book value per common share3 decreased to $15.12, compared to $19.14 at December 31, 2023 as a result of $1.0 billion of goodwill and $710 million of core deposit intangible assets added through the merger.

Columbia's estimated total risk-based capital ratio was 11.0% and its estimated common equity tier 1 risk-based capital ratio was 8.9% as of March 31, 2023. Columbia remains above current “well-capitalized” regulatory minimums. "While initial fair value marks drove the linked quarter decline in our regulatory capital ratios, we expect loan and investment securities discount accretion to contribute meaningfully to capital build over time," stated Ron Farnsworth, Chief Financial Officer of Columbia. The regulatory capital ratios as of March 31, 2023 are estimates, pending completion and filing of Columbia's regulatory reports.

Earnings Presentation and Conference Call Information
Columbia's Q1 2023 Earnings Presentation provides additional disclosure. A copy will be available on our investor relations page: www.columbiabankingsystem.com.

Columbia will host its first quarter 2023 earnings conference call on April 26, 2023, at 2:00 p.m. PT (5:00 p.m. ET). During the call, Columbia's management will provide an update on recent activities and discuss its first quarter 2023 financial results. Participants may register for the call using the below link to receive dial-in details and their own unique PINs or join the audiocast. It is recommended you join 10 minutes prior to the start time.

Register for the call: https://register.vevent.com/register/BI3ca3e280dadd437cafdf87ba3e2fcb28
Join the audiocast: https://edge.media-server.com/mmc/p/jtad2627
Access the replay through Columbia's investor relations page: www.columbiabankingsystem.com

About Columbia Banking System, Inc.
Columbia (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Umpqua Bank, an award-winning western U.S. regional bank based in Lake Oswego, Oregon. In March of 2023, Columbia and Umpqua combined two of the Pacific Northwest's premier financial institutions under the Umpqua Bank brand to create one of the largest banks headquartered in the West and a top-30 U.S. bank. With over $50 billion of assets, Umpqua Bank combines the resources, sophistication and expertise of a national bank with a commitment to deliver personalized service at scale. The bank operates in Arizona, California, Colorado, Idaho, Nevada, Oregon, Utah, and Washington and supports consumers and businesses through a full suite of services, including retail and commercial banking; Small Business Administration lending; institutional and corporate banking; and equipment leasing. Umpqua Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Management and Columbia Trust Company, a subsidiary of Columbia. Learn more at www.columbiabankingsystem.com.

3 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for the comparable GAAP measurement.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission (the "SEC"). You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at or news developments concerning other banks on general investor sentiment regarding the liquidity stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; any failure to realize the anticipated benefits of the merger when expected or at all; the possibility that the integration following the merger may be more expensive than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger and integration of the companies; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Columbia Banking System, Inc.
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended					% Change
($ in thousands, except per share data)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$413,525	$322,350	$278,830	$234,674	$214,404	28%	93%
Interest and dividends on investments:
Taxable	39,729	18,108	18,175	17,256	18,725	119%	112%
Exempt from federal income tax	3,397	1,288	1,322	1,369	1,372	164%	148%
Dividends	719	182	86	84	86	295%	nm
Temporary investments and interest bearing deposits	18,581	10,319	5,115	2,919	1,353	80%	nm
Total interest income	475,951	352,247	303,528	256,302	235,940	35%	102%
Interest expense:
Deposits	63,613	31,174	9,090	4,015	3,916	104%	nm
Securities sold under agreement to repurchase and federal funds purchased	406	323	545	66	63	26%	nm
Borrowings	28,764	8,023	798	50	49	259%	nm
Junior and other subordinated debentures	8,470	7,248	5,491	4,001	3,149	17%	169%
Total interest expense	101,253	46,768	15,924	8,132	7,177	117%	nm
Net interest income	374,698	305,479	287,604	248,170	228,763	23%	64%
Provision for credit losses	105,539	32,948	27,572	18,692	4,804	220%	nm
Non-interest income:
Service charges on deposits	14,312	12,139	12,632	12,011	11,583	18%	24%
Card-based fees	11,561	9,017	9,115	10,530	8,708	28%	33%
Financial services and trust revenue	1,297	25	27	27	11	nm	nm
Residential mortgage banking revenue (loss), net	7,816	(1,812)	17,341	30,544	60,786	nm	(87)%
Gain on sale of debt securities, net	—	—	—	—	2	nm	(100)%
Gain (loss) on equity securities, net	2,416	284	(2,647)	(2,075)	(2,661)	nm	nm
Gain on loan and lease sales, net	940	1,531	1,525	1,303	2,337	(39)%	(60)%
BOLI income	2,790	2,033	2,023	2,110	2,087	37%	34%
Other income (loss)	13,603	11,662	(10,571)	785	(2,884)	17%	nm
Total non-interest income	54,735	34,879	29,445	55,235	79,969	57%	(32)%
Non-interest expense:
Salaries and employee benefits	136,092	107,982	109,164	110,942	113,138	26%	20%
Occupancy and equipment, net	41,700	34,021	35,042	34,559	34,829	23%	20%
Intangible amortization	12,660	1,019	1,025	1,026	1,025	nm	nm
FDIC assessments	6,113	3,487	3,007	2,954	4,516	75%	35%
Merger related expenses	115,898	11,637	769	2,672	2,278	nm	nm
Other expenses	30,355	36,836	28,957	27,421	26,644	(18)%	14%
Total non-interest expense	342,818	194,982	177,964	179,574	182,430	76%	88%
(Loss) income before (benefit) provision for income taxes	(18,924)	112,428	111,513	105,139	121,498	(117)%	(116)%
(Benefit) provision for income taxes	(4,886)	29,464	27,473	26,548	30,341	(117)%	(116)%
Net (loss) income	$(14,038)	$82,964	$84,040	$78,591	$91,157	(117)%	(115)%

Weighted average basic shares outstanding (1)	156,383	129,321	129,319	129,306	129,159	21%	21%
Weighted average diluted shares outstanding (1)	156,383	129,801	129,733	129,673	129,693	20%	21%
(Loss) earnings per common share – basic (1)	$(0.09)	$0.64	$0.65	$0.61	$0.71	(114)%	(113)%
(Loss) earnings per common share – diluted (1)	$(0.09)	$0.64	$0.65	$0.61	$0.70	(114)%	(113)%

nm = not meaningful

(1) Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Columbia Banking System, Inc. Consolidated Balance Sheets
(Unaudited)
						% Change
($ in thousands, except per share data)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$555,919	$327,313	$321,447	$315,348	$307,144	70%	81%
Interest bearing cash and temporary investments	3,079,266	967,330	1,232,412	687,233	2,358,292	218%	31%
Investment securities:
Equity and other, at fair value	76,532	72,959	72,277	75,347	78,966	5%	(3)%
Available for sale, at fair value	9,249,600	3,196,166	3,136,391	3,416,707	3,638,080	189%	154%
Held to maturity, at amortized cost	2,432	2,476	2,547	2,637	2,700	(2)%	(10)%
Loans held for sale	49,338	71,647	148,275	228,889	309,946	(31)%	(84)%
Loans and leases	37,091,280	26,155,981	25,507,951	24,432,678	22,975,761	42%	61%
Allowance for credit losses on loans and leases	(417,464)	(301,135)	(283,065)	(261,111)	(248,564)	39%	68%
Net loans and leases	36,673,816	25,854,846	25,224,886	24,171,567	22,727,197	42%	61%
Restricted equity securities	246,525	47,144	40,993	10,867	10,889	423%	nm
Premises and equipment, net	375,190	176,016	165,305	165,196	167,369	113%	124%
Operating lease right-of-use assets	127,296	78,598	81,729	87,249	87,333	62%	46%
Goodwill	1,030,142	—	—	—	—	nm	nm
Other intangible assets, net	702,315	4,745	5,764	6,789	7,815	nm	nm
Residential mortgage servicing rights, at fair value	178,800	185,017	196,177	179,558	165,807	(3)%	8%
Bank owned life insurance	641,922	331,759	329,699	328,764	328,040	93%	96%
Deferred tax asset, net	351,229	132,823	128,120	70,134	39,051	164%	nm
Other assets	653,904	399,800	385,938	389,409	408,497	64%	60%
Total assets	$53,994,226	$31,848,639	$31,471,960	$30,135,694	$30,637,126	70%	76%
Liabilities:
Deposits
Non-interest bearing	$17,215,781	$10,288,849	$11,246,358	$11,129,209	$11,058,251	67%	56%
Interest bearing	24,370,566	16,776,763	15,570,749	15,003,214	15,641,336	45%	56%
Total deposits	41,586,347	27,065,612	26,817,107	26,132,423	26,699,587	54%	56%
Securities sold under agreements to repurchase	271,047	308,769	383,569	527,961	499,539	(12)%	(46)%
Borrowings	5,950,000	906,175	756,214	6,252	6,290	nm	nm
Junior subordinated debentures, at fair value	297,721	323,639	325,744	321,268	305,719	(8)%	(3)%
Junior and other subordinated debentures, at amortized cost	108,066	87,813	87,870	87,927	87,984	23%	23%
Operating lease liabilities	140,648	91,694	95,512	101,352	101,732	53%	38%
Other liabilities	755,674	585,111	588,430	440,235	328,677	29%	130%
Total liabilities	49,109,503	29,368,813	29,054,446	27,617,418	28,029,528	67%	75%
Shareholders' equity:
Common stock	5,788,553	3,450,493	3,448,007	3,445,531	3,443,266	68%	68%
Accumulated deficit	(603,696)	(543,803)	(580,933)	(619,108)	(651,912)	11%	(7)%
Accumulated other comprehensive loss	(300,134)	(426,864)	(449,560)	(308,147)	(183,756)	(30)%	63%
Total shareholders' equity	4,884,723	2,479,826	2,417,514	2,518,276	2,607,598	97%	87%
Total liabilities and shareholders' equity	$53,994,226	$31,848,639	$31,471,960	$30,135,694	$30,637,126	70%	76%

Common shares outstanding at period end (2)	208,429	129,321	129,320	129,318	129,269	61%	61%
Book value per common share (2)	$23.44	$19.18	$18.69	$19.47	$20.17	22%	16%
Tangible book value per common share (1),(2)	$15.12	$19.14	$18.65	$19.42	$20.11	(21)%	(25)%
Tangible equity - common (1),(2)	$3,152,266	$2,475,081	$2,411,750	$2,511,487	$2,599,783	27%	21%
Tangible common equity to tangible assets (1)	6.03%	7.77%	7.66%	8.34%	8.49%	(1.74)	(2.46)
nm = not meaningful
(1) See GAAP to Non-GAAP Reconciliation.
(2) Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Seq. Quarter	Year over Year
Per Common Share Data: (5)
Dividends (5)	$0.35	$0.35	$0.35	$0.35	$0.35	0%	0%
Book value (5)	$23.44	$19.18	$18.69	$19.47	$20.17	22%	16%
Tangible book value (1),(5)	$15.12	$19.14	$18.65	$19.42	$20.11	(21)%	(25)%
Tangible book value, ex accumulated other comprehensive income (1),(5)	$16.56	$22.44	$22.13	$21.80	$21.53	(26)%	(23)%

Performance Ratios:
Efficiency ratio	79.71%	57.24%	56.07%	59.12%	59.02%	22.47	20.69
Pre-provision net revenue ("PPNR") ROAA (1)	0.89%	1.82%	1.80%	1.64%	1.67%	(0.93)	(0.78)
Return on average assets ("ROAA")	(0.14)%	1.04%	1.09%	1.04%	1.21%	(1.18)	(1.35)
Return on average common equity	(1.70)%	13.50%	12.99%	12.20%	13.62%	(15.20)	(15.32)
Return on average tangible common equity (1)	(2.09)%	13.53%	13.02%	12.23%	13.66%	(15.62)	(15.75)

Performance Ratios - Operating: (1)
Operating efficiency ratio (1)	53.46%	52.01%	51.72%	58.27%	62.02%	1.45	(8.56)
Operating PPNR return on average assets (1)	2.01%	2.10%	2.12%	1.66%	1.43%	(0.09)	0.58
Operating return on average assets (1)	0.74%	1.24%	1.33%	1.06%	1.03%	(0.50)	(0.29)
Operating return on average common equity (1)	8.66%	16.14%	15.86%	12.46%	11.58%	(7.48)	(2.92)
Operating return on average tangible common equity (1)	10.64%	16.18%	15.90%	12.49%	11.62%	(5.54)	(0.98)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	5.55%	4.92%	4.41%	3.94%	3.79%	0.63	1.76
Yield on earning assets (2)	5.19%	4.62%	4.10%	3.53%	3.24%	0.57	1.95
Cost of interest bearing deposits	1.32%	0.77%	0.23%	0.11%	0.10%	0.55	1.22
Cost of interest bearing liabilities	1.82%	1.05%	0.39%	0.20%	0.18%	0.77	1.64
Cost of total deposits	0.80%	0.46%	0.14%	0.06%	0.06%	0.34	0.74
Cost of total funding (3)	1.16%	0.65%	0.23%	0.12%	0.11%	0.51	1.05
Net interest margin (2)	4.08%	4.01%	3.88%	3.41%	3.14%	0.07	0.94
Average interest bearing cash / Average interest earning assets	4.33%	3.62%	3.04%	5.71%	8.92%	0.71	(4.59)
Average loans and leases / Average interest earning assets	80.96%	85.32%	84.54%	80.91%	76.85%	(4.36)	4.11
Average loans and leases / Average total deposits	93.01%	95.85%	93.55%	89.23%	84.77%	(2.84)	8.24
Average non-interest bearing deposits / Average total deposits	39.55%	40.30%	42.29%	42.00%	41.35%	(0.75)	(1.80)
Average total deposits / Average total funding (3)	91.36%	94.52%	96.34%	96.66%	96.82%	(3.16)	(5.46)

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.20%	0.22%	0.20%	0.18%	0.18%	(0.02)	0.02
Non-performing assets to total assets	0.14%	0.18%	0.16%	0.15%	0.14%	(0.04)	—
Allowance for credit losses to loans and leases	1.18%	1.21%	1.16%	1.12%	1.14%	(0.03)	0.04
Total risk-based capital ratio (4)	11.0%	13.7%	13.2%	13.5%	14.0%	(2.70)	(3.00)
Common equity tier 1 risk-based capital ratio (4)	8.9%	11.0%	10.7%	11.0%	11.4%	(2.10)	(2.50)

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) Estimated holding company ratios.
(5) Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Columbia Banking System, Inc.
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$6,353,550	$3,894,840	$3,846,426	$3,798,242	$3,884,784	63%	64%
Owner occupied term, net	5,156,848	2,567,761	2,549,761	2,497,553	2,327,899	101%	122%
Multifamily, net	5,590,587	5,285,791	5,090,661	4,768,273	4,323,633	6%	29%
Construction & development, net	1,467,561	1,077,346	1,036,931	1,017,297	940,286	36%	56%
Residential development, net	440,667	200,838	205,935	194,909	195,308	119%	126%
Commercial:
Term, net	5,906,774	3,029,547	3,003,424	2,904,861	2,772,206	95%	113%
Lines of credit & other, net	2,184,762	960,054	914,507	920,604	871,483	128%	151%
Leases & equipment finance, net	1,746,267	1,706,172	1,669,817	1,576,144	1,484,252	2%	18%
Residential:
Mortgage, net	6,187,964	5,647,035	5,470,624	5,168,457	4,748,266	10%	30%
Home equity loans & lines, net	1,870,002	1,631,965	1,565,094	1,415,722	1,250,702	15%	50%
Consumer & other, net	186,298	154,632	154,771	170,616	176,942	20%	5%
Total loans and leases, net of deferred fees and costs	$37,091,280	$26,155,981	$25,507,951	$24,432,678	$22,975,761	42%	61%

Loans and leases mix:
Commercial real estate:
Non-owner occupied term, net	16%	15%	15%	15%	17%
Owner occupied term, net	14%	10%	10%	10%	10%
Multifamily, net	15%	20%	20%	20%	19%
Construction & development, net	4%	4%	4%	4%	4%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	16%	12%	12%	12%	12%
Lines of credit & other, net	6%	4%	4%	4%	4%
Leases & equipment finance, net	5%	6%	6%	6%	6%
Residential:
Mortgage, net	17%	21%	21%	21%	21%
Home equity loans & lines, net	5%	6%	6%	6%	5%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Columbia Banking System, Inc.
Deposit Portfolio Balances and Mix
(Unaudited)
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$17,215,781	$10,288,849	$11,246,358	$11,129,209	$11,058,251	67%	56%
Demand, interest bearing	5,900,462	4,080,469	3,903,746	3,723,650	3,955,329	45%	49%
Money market	10,681,422	7,721,011	7,601,506	7,284,641	7,572,581	38%	41%
Savings	3,469,112	2,265,052	2,455,917	2,446,876	2,429,073	53%	43%
Time	4,319,570	2,710,231	1,609,580	1,548,047	1,684,353	59%	156%
Total	$41,586,347	$27,065,612	$26,817,107	$26,132,423	$26,699,587	54%	56%

Total core deposits (1)	$39,155,298	$25,616,010	$26,292,548	$25,619,500	$26,140,993	53%	50%

Deposit mix:
Demand, non-interest bearing	41%	38%	42%	43%	42%
Demand, interest bearing	14%	15%	15%	14%	15%
Money market	26%	29%	28%	28%	28%
Savings	9%	8%	9%	9%	9%
Time	10%	10%	6%	6%	6%
Total	100%	100%	100%	100%	100%

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Columbia Banking System, Inc.
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status:
Commercial real estate, net	$15,612	$5,011	$5,403	$5,514	$5,950	212%	162%
Commercial, net	42,301	25,691	18,652	12,645	12,415	65%	241%
Residential, net	—	—	—	—	—	nm	nm
Consumer & other, net	—	—	—	—	—	nm	nm
Total loans and leases on non-accrual status	57,913	30,702	24,055	18,159	18,365	89%	215%
Loans and leases past due 90+ days and accruing (1):
Commercial real estate, net	1	1	1	23	1	0%	0%
Commercial, net	151	7,909	5,143	3,311	8	(98)%	nm
Residential, net (1)	17,423	19,894	21,411	22,340	23,162	(12)%	(25)%
Consumer & other, net	140	134	152	196	111	4%	26%
Total loans and leases past due 90+ days and accruing (1)	17,715	27,938	26,707	25,870	23,282	(37)%	(24)%
Total non-performing loans and leases	75,628	58,640	50,762	44,029	41,647	29%	82%
Other real estate owned	409	203	—	1,868	1,868	101%	(78)%
Total non-performing assets	$76,037	$58,843	$50,762	$45,897	$43,515	29%	75%

Loans and leases past due 31-89 days	$78,641	$64,893	$53,538	$34,659	$42,409	21%	85%
Loans and leases past due 31-89 days to total loans and leases	0.21%	0.25%	0.21%	0.14%	0.18%	(0.04)	0.03
Non-performing loans and leases to total loans and leases (1)	0.20%	0.22%	0.20%	0.18%	0.18%	(0.02)	0.02
Non-performing assets to total assets (1)	0.14%	0.18%	0.16%	0.15%	0.14%	(0.04)	—
nm = not meaningful

(1) Excludes certain mortgage loans guaranteed by Ginnie Mae, which Columbia has the unilateral right to repurchase but has not done so, totaling $5.4 million, $6.6 million, $1.0 million, and $356,000 at March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022, respectively.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$301,135	$283,065	$261,111	$248,564	$248,412	6%	21%
Initial ACL recorded for PCD loans acquired during the period	26,492	—	—	—	—	nm	nm
Provision for credit losses on loans and leases (1)	106,498	30,580	28,542	18,787	5,696	248%	nm
Charge-offs
Commercial real estate, net	—	(128)	—	(8)	—	nm	nm
Commercial, net	(19,248)	(14,721)	(9,459)	(9,035)	(7,858)	31%	145%
Residential, net	(248)	(53)	(4)	—	(167)	368%	49%
Consumer & other, net	(774)	(906)	(929)	(836)	(885)	(15)%	(13)%
Total charge-offs	(20,270)	(15,808)	(10,392)	(9,879)	(8,910)	28%	127%
Recoveries
Commercial real estate, net	58	163	123	73	25	(64)%	132%
Commercial, net	3,058	2,708	2,842	2,934	2,545	13%	20%
Residential, net	124	24	249	216	173	417%	(28)%
Consumer & other, net	369	403	590	416	623	(8)%	(41)%
Total recoveries	3,609	3,298	3,804	3,639	3,366	9%	7%
Net (charge-offs) recoveries
Commercial real estate, net	58	35	123	65	25	66%	132%
Commercial, net	(16,190)	(12,013)	(6,617)	(6,101)	(5,313)	35%	205%
Residential, net	(124)	(29)	245	216	6	328%	nm
Consumer & other, net	(405)	(503)	(339)	(420)	(262)	(19)%	55%
Total net charge-offs	(16,661)	(12,510)	(6,588)	(6,240)	(5,544)	33%	201%
Balance, end of period	$417,464	$301,135	$283,065	$261,111	$248,564	39%	68%
Reserve for unfunded commitments
Balance, beginning of period	$14,221	$11,853	$12,823	$12,918	$12,767	20%	11%
Initial ACL recorded for unfunded commitments acquired during the period	5,767	—	—	—	—	nm	nm
(Recapture) provision for credit losses on unfunded commitments	(959)	2,368	(970)	(95)	151	(140)%	nm
Balance, end of period	19,029	14,221	11,853	12,823	12,918	34%	47%
Total Allowance for credit losses (ACL)	$436,493	$315,356	$294,918	$273,934	$261,482	38%	67%

Net charge-offs to average loans and leases (annualized)	0.23%	0.19%	0.11%	0.11%	0.10%	0.04	0.13
Recoveries to gross charge-offs	17.80%	20.86%	36.61%	36.84%	37.78%	(3.06)	(19.98)
ACLLL to loans and leases	1.13%	1.15%	1.11%	1.07%	1.08%	(0.02)	0.05
ACL to loans and leases	1.18%	1.21%	1.16%	1.12%	1.14%	(0.03)	0.04
nm = not meaningful
(1) Includes $88.4 million initial provision related to non-PCD loans acquired during the period.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Columbia Banking System, Inc. Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	March 31, 2023			December 31, 2022			March 31, 2022
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$54,008	$799	5.92%	$110,850	$1,603	5.79%	$286,307	$2,262	3.16%
Loans and leases (1)	29,998,630	412,726	5.55%	25,855,556	320,747	4.92%	22,566,109	212,142	3.79%
Taxable securities	4,960,966	40,448	3.26%	3,042,044	18,290	2.40%	3,659,145	18,811	2.06%
Non-taxable securities (2)	437,020	4,068	3.72%	200,825	1,571	3.13%	234,186	1,726	2.95%
Temporary investments and interest-bearing cash	1,605,081	18,581	4.69%	1,095,854	10,319	3.74%	2,618,528	1,353	0.21%
Total interest-earning assets	37,055,705	$476,622	5.19%	30,305,129	$352,530	4.62%	29,364,275	$236,294	3.24%
Goodwill and other intangible assets	623,042			5,298			8,407
Other assets	1,747,228			1,327,063			1,224,731
Total assets	$39,425,975			$31,637,490			$30,597,413
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$4,759,251	$9,815	0.84%	$4,005,643	$5,372	0.53%	$3,812,173	$498	0.05%
Money market deposits	8,845,784	32,238	1.48%	7,651,974	17,473	0.91%	7,640,810	1,408	0.07%
Savings deposits	2,686,388	556	0.08%	2,345,564	226	0.04%	2,405,958	205	0.03%
Time deposits	3,205,128	21,004	2.66%	2,100,803	8,103	1.53%	1,753,880	1,805	0.42%
Total interest-bearing deposits	19,496,551	63,613	1.32%	16,103,984	31,174	0.77%	15,612,821	3,916	0.10%
Repurchase agreements and federal funds purchased	281,032	406	0.59%	354,624	323	0.36%	486,542	63	0.05%
Borrowings	2,352,715	28,764	4.96%	796,414	8,023	4.00%	6,313	49	3.16%
Junior and other subordinated debentures	417,966	8,470	8.22%	413,708	7,248	6.95%	380,985	3,149	3.35%
Total interest-bearing liabilities	22,548,264	$101,253	1.82%	17,668,730	$46,768	1.05%	16,486,661	$7,177	0.18%
Non-interest-bearing deposits	12,755,080			10,870,842			11,007,034
Other liabilities	772,870			659,279			388,659
Total liabilities	36,076,214			29,198,851			27,882,354
Common equity	3,349,761			2,438,639			2,715,059
Total liabilities and shareholders' equity	$39,425,975			$31,637,490			$30,597,413
NET INTEREST INCOME		$375,369			$305,762			$229,117
NET INTEREST SPREAD			3.37%			3.57%			3.06%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			4.08%			4.01%			3.14%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $671,000 for the three months ended March 31, 2023, as compared to $283,000 for the three months ended December 31, 2022 and $354,000 for the three months ended March 31, 2022.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Columbia Banking System, Inc. Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$3,587	$4,252	$10,515	$15,101	$16,844	(16)%	(79)%
Servicing	9,397	9,184	9,529	9,505	9,140	2%	3%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,881)	(4,986)	(4,978)	(4,961)	(5,347)	(2)%	(9)%
Changes due to valuation inputs or assumptions	(2,937)	(9,914)	16,403	10,899	40,149	(70)%	(107)%
MSR hedge gain (loss) (1)	2,650	(348)	(14,128)	—	—	nm	nm
Total	$7,816	$(1,812)	$17,341	$30,544	$60,786	nm	(87)%

Closed loan volume for-sale	$131,726	$216,833	$396,979	$576,532	$649,122	(39)%	(80)%
Gain on sale margin	2.72%	1.96%	2.65%	2.62%	2.59%	0.76	0.13

Residential mortgage servicing rights:
Balance, beginning of period	$185,017	$196,177	$179,558	$165,807	$123,615	(6)%	50%
Additions for new MSR capitalized	1,601	3,740	5,194	7,813	7,390	(57)%	(78)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(4,881)	(4,986)	(4,978)	(4,961)	(5,347)	(2)%	(9)%
Changes due to valuation inputs or assumptions	(2,937)	(9,914)	16,403	10,899	40,149	(70)%	(107)%
Balance, end of period	$178,800	$185,017	$196,177	$179,558	$165,807	(3)%	8%

Residential mortgage loans serviced for others	$12,911,341	$13,020,189	$12,997,911	$12,932,747	$12,810,574	(1)%	1%
MSR as % of serviced portfolio	1.38%	1.42%	1.51%	1.39%	1.29%	(0.04)	0.09

(1) MSR hedges were put in place during the three months ended September 30, 2022.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Columbia Banking System, Inc. Purchase Price Allocation(1)
(Unaudited)
($ in thousands)	February 28, 2023
Purchase price consideration
Total merger consideration		$2,337,632
Fair value of assets acquired:
Cash and due from banks	$274,587
Equity and other	1,288
Available for sale	4,516,574
Held to maturity	1,707,409
Loans held for sale	2,358
Loans and leases	10,884,106
Restricted equity securities	101,760
Premises and equipment	203,270
Other intangible assets	710,230
Deferred tax assets	253,481
Other assets	571,753
Total assets acquired	$19,226,816
Fair value of liabilities assumed:
Deposits	$15,193,474
Securities sold under agreements to repurchase	70,025
Borrowings	2,294,360
Junior and other subordinated debentures	20,310
Other liabilities	341,157
Total liabilities assumed	$17,919,326
Net assets acquired		$1,307,490
Goodwill		$1,030,142

(1) The estimates of fair value were recorded based on initial valuations available at February 28, 2023 (the "Merger Date") and these estimates, including initial accounting for deferred taxes, were considered preliminary as of March 31, 2023 and subject to adjustment for up to one year after the Merger Date.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Columbia Banking System, Inc. GAAP to Non-GAAP Reconciliation
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Seq. Quarter	Year over Year
Total shareholders' equity	a	$4,884,723	$2,479,826	$2,417,514	$2,518,276	$2,607,598	97%	87%
Less: Goodwill		1,030,142	—	—	—	—	nm	nm
Less: Other intangible assets, net		702,315	4,745	5,764	6,789	7,815	nm	nm
Tangible common shareholders' equity	b	$3,152,266	$2,475,081	$2,411,750	$2,511,487	$2,599,783	27%	21%
Less: Accumulated other comprehensive (loss) income (AOCI)		$(300,134)	(426,864)	(449,560)	(308,147)	(183,756)	(30)%	63%
Tangible common shareholders' equity, ex AOCI	c	$3,452,400	$2,901,945	$2,861,310	$2,819,634	$2,783,539	19%	24%

Total assets	d	$53,994,226	$31,848,639	$31,471,960	$30,135,694	$30,637,126	70%	76%
Less: Goodwill		1,030,142	—	—	—	—	nm	nm
Less: Other intangible assets, net		702,315	4,745	5,764	6,789	7,815	nm	nm
Tangible assets	e	$52,261,769	$31,843,894	$31,466,196	$30,128,905	$30,629,311	64%	71%
Common shares outstanding at period end (1)	f	208,429	129,321	129,320	129,318	129,269	61%	61%

Total shareholders' equity to total assets ratio	a / d	9.05%	7.79%	7.68%	8.36%	8.51%	1.26	0.54
Tangible common equity ratio	b / e	6.03%	7.77%	7.66%	8.34%	8.49%	(1.74)	(2.46)
Tangible common equity ratio, ex AOCI	c / e	6.61%	9.11%	9.09%	9.36%	9.09%	(2.50)	(2.48)
Book value per common share (1)	a / f	$23.44	$19.18	$18.69	$19.47	$20.17	22%	16%
Tangible book value per common share (1)	b / f	$15.12	$19.14	$18.65	$19.42	$20.11	(21)%	(25)%
Tangible book value per common share, ex AOCI (1)	c / f	$16.56	$22.44	$22.13	$21.80	$21.53	(26)%	(23)%
nm = not meaningful
(1) Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Columbia Banking System, Inc. GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$—	$—	$—	$—	$2	nm	(100)%
Gain (loss) on equity securities, net		2,416	284	(2,647)	(2,075)	(2,661)	nm	nm
(Loss) gain on swap derivatives		(3,543)	(2,329)	4,194	7,337	7,047	52%	(150)%
Change in fair value of certain loans held for investment		9,488	4,192	(26,397)	(15,210)	(21,049)	126%	nm
Change in fair value of MSR due to valuation inputs or assumptions		(2,937)	(9,914)	16,403	10,899	40,149	(70)%	(107)%
MSR hedge gain (loss)		2,650	(348)	(14,128)	—	—	nm	nm
Total non-interest income adjustments	a	$8,074	$(8,115)	$(22,575)	$951	$23,488	nm	(66)%

Non-Interest Expense Adjustments
Merger related expenses		$115,898	$11,637	$769	$2,672	$2,278	nm	nm
Exit and disposal costs		1,291	1,966	1,364	442	3,033	(34)%	(57)%
Total non-interest expense adjustments	b	$117,189	$13,603	$2,133	$3,114	$5,311	nm	nm

Net interest income (1)	c	$375,369	$305,762	$287,933	$248,522	$229,117	23%	64%

Non-interest income (GAAP)	d	$54,735	$34,879	$29,445	$55,235	$79,969	57%	(32)%
Less: Non-interest income adjustments	a	(8,074)	8,115	22,575	(951)	(23,488)	(199)%	(66)%
Operating non-interest income (non-GAAP)	e	$46,661	$42,994	$52,020	$54,284	$56,481	9%	(17)%

Revenue (GAAP) (1)	f=c+d	$430,104	$340,641	$317,378	$303,757	$309,086	26%	39%
Operating revenue (non-GAAP) (1)	g=c+e	$422,030	$348,756	$339,953	$302,806	$285,598	21%	48%

Non-interest expense (GAAP)	h	$342,818	$194,982	$177,964	$179,574	$182,430	76%	88%
Less: Non-interest expense adjustments	b	(117,189)	(13,603)	(2,133)	(3,114)	(5,311)	nm	nm
Operating non-interest expense (non-GAAP)	i	$225,629	$181,379	$175,831	$176,460	$177,119	24%	27%

Net (loss) income (GAAP)	j	$(14,038)	$82,964	$84,040	$78,591	$91,157	(117)%	(115)%
(Benefit) provision for income taxes		(4,886)	29,464	27,473	26,548	30,341	(117)%	(116)%
(Loss) income before provision for income taxes		(18,924)	112,428	111,513	105,139	121,498	(117)%	(116)%
Provision for credit losses		105,539	32,948	27,572	18,692	4,804	220%	nm
Pre-provision net revenue (PPNR) (non-GAAP)	k	86,615	145,376	139,085	123,831	126,302	(40)%	(31)%
Less: Non-interest income adjustments	a	(8,074)	8,115	22,575	(951)	(23,488)	(199)%	(66)%
Add: Non-interest expense adjustments	b	117,189	13,603	2,133	3,114	5,311	nm	nm
Operating PPNR (non-GAAP)	l	$195,730	$167,094	$163,793	$125,994	$108,125	17%	81%

Net (loss) income (GAAP)	j	$(14,038)	$82,964	$84,040	$78,591	$91,157	(117)%	(115)%
Less: Non-interest income adjustments	a	(8,074)	8,115	22,575	(951)	(23,488)	(199)%	(66)%
Add: Non-interest expense adjustments	b	117,189	13,603	2,133	3,114	5,311	nm	nm
Tax effect of adjustments		(23,565)	(5,459)	(6,116)	(480)	4,576	332%	nm
Operating net income (non-GAAP)	m	$71,512	$99,223	$102,632	$80,274	$77,556	(28)%	(8)%
nm = not meaningful

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Columbia Banking System, Inc. GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Seq. Quarter	Year over Year
Average assets	n	$39,425,975	$31,637,490	$30,668,177	$30,356,903	$30,597,413	25%	29%
Less: Average goodwill and other intangible assets, net		623,042	5,298	6,343	7,379	8,407	nm	nm
Average tangible assets	o	$38,802,933	$31,632,192	$30,661,834	$30,349,524	$30,589,006	23%	27%

Average common shareholders' equity	p	$3,349,761	$2,438,639	$2,567,266	$2,584,836	$2,715,059	37%	23%
Less: Average goodwill and other intangible assets, net		623,042	5,298	6,343	7,379	8,407	nm	nm
Average tangible common equity	q	$2,726,719	$2,433,341	$2,560,923	$2,577,457	$2,706,652	12%	1%

Weighted average basic shares outstanding (1)	r	156,383	129,321	129,319	129,306	129,159	21%	21%
Weighted average diluted shares outstanding (1)	s	156,383	129,801	129,733	129,673	129,693	20%	21%

Select Per-Share & Performance Metrics
Earnings-per-share - basic (1)	j / r	$(0.09)	$0.64	$0.65	$0.61	$0.71	(114)%	(113)%
Earnings-per-share - diluted (1)	j / s	$(0.09)	$0.64	$0.65	$0.61	$0.70	(114)%	(113)%
Efficiency ratio	h / f	79.71%	57.24%	56.07%	59.12%	59.02%	22.47	20.69
PPNR return on average assets	k / n	0.89%	1.82%	1.80%	1.64%	1.67%	(0.93)	(0.78)
Return on average assets	j / n	(0.14)%	1.04%	1.09%	1.04%	1.21%	(1.18)	(1.35)
Return on average tangible assets	j / o	(0.15)%	1.04%	1.09%	1.04%	1.21%	(1.19)	(1.36)
Return on average common equity	j / p	(1.70)%	13.50%	12.99%	12.20%	13.62%	(15.20)	(15.32)
Return on average tangible common equity	j / q	(2.09)%	13.53%	13.02%	12.23%	13.66%	(15.62)	(15.75)

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic (1)	m / r	$0.46	$0.77	$0.79	$0.62	$0.60	(40)%	(23)%
Operating earnings-per-share - diluted (1)	m / s	$0.46	$0.76	$0.79	$0.62	$0.60	(39)%	(23)%
Operating efficiency ratio	i / g	53.46%	52.01%	51.72%	58.27%	62.02%	1.45	(8.56)
Operating PPNR return on average assets	l / n	2.01%	2.10%	2.12%	1.66%	1.43%	(0.09)	0.58
Operating return on average assets	m / n	0.74%	1.24%	1.33%	1.06%	1.03%	(0.50)	(0.29)
Operating return on average tangible assets	m / o	0.75%	1.24%	1.33%	1.06%	1.03%	(0.49)	(0.28)
Operating return on average common equity	m / p	8.66%	16.14%	15.86%	12.46%	11.58%	(7.48)	(2.92)
Operating return on average tangible common equity	m / q	10.64%	16.18%	15.90%	12.49%	11.62%	(5.54)	(0.98)
(1) Prior periods have been restated as a result of the adjustment to common shares outstanding based on the exchange ratio from the merger of 0.5958.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Columbia Banking System, Inc. GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Seq. Quarter	Year over Year
Loans and leases interest income	a	$412,726	$320,747	$276,625	$231,932	$212,142	29%	95%
Less: Acquired loan accretion - rate related (2), (3)	b	11,832	387	789	1,069	1,432	nm	nm
Less: Acquired loan accretion - credit related (3)	c	3,806	—	—	—	—	nm	nm
Adjusted loans and leases interest income	d=a-b-c	$397,088	$320,360	$275,836	$230,863	$210,710	24%	88%

Taxable securities interest income	e	40,448	18,290	18,261	17,340	18,811	121%	115%
Less: Acquired taxable securities accretion - rate related	f	15,356	—	—	—	—	nm	nm
Adjusted Taxable securities interest income	g=e-f	$25,092	$18,290	$18,261	$17,340	$18,811	37%	33%

Non-taxable securities interest income (1)	h	4,068	1,571	1,651	1,721	1,726	159%	136%
Less: Acquired non-taxable securities accretion - rate related	i	901	—	—	—	—	nm	nm
Adjusted Taxable securities interest income (1)	j=h-i	$3,167	$1,571	$1,651	$1,721	$1,726	102%	83%

Interest income (1)	k	$476,622	$352,530	$303,857	$256,654	$236,294	35%	102%
Less: Acquired loan and securities accretion - rate related	l=b+f+i	28,089	387	789	1,069	1,432	nm	nm
Less: Acquired loan accretion - credit related	c	3,806	—	—	—	—	nm	nm
Adjusted interest income (1)	m=k-l-c	$444,727	$352,143	$303,068	$255,585	$234,862	26%	89%

Interest-bearing deposits interest expense	n	63,613	31,174	9,090	4,015	3,916	104%	nm
Less: Acquired deposit accretion	o	(93)	—	—	—	—	nm	nm
Adjusted interest-bearing deposits interest expense	p=n-o	$63,706	$31,174	$9,090	$4,015	$3,916	104%	nm

Interest expense	q	101,253	46,768	15,924	8,132	7,177	117%	nm
Less: Acquired interest-bearing liabilities accretion (2)	r	(150)	(57)	(57)	(57)	(57)	163%	163%
Adjusted interest expense	s=q-r	$101,403	$46,825	$15,981	$8,189	$7,234	117%	nm

Net Interest Income (1)	t	$375,369	$305,762	$287,933	$248,522	$229,117	23%	64%
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related	u=l-r	27,939	330	732	1,012	1,375	nm	nm
Less: Acquired loan accretion - credit related	c	3,806	—	—	—	—	nm	nm
Adjusted interest income (1)	v=t-u-c	$343,624	$305,432	$287,201	$247,510	$227,742	13%	51%

Average loans and leases	aa	29,998,630	25,855,556	24,886,203	23,550,796	22,566,109	16%	33%
Average taxable securities	ab	4,960,966	3,042,044	3,271,185	3,410,091	3,659,145	63%	36%
Average non-taxable securities	ac	437,020	200,825	212,847	220,327	234,186	118%	87%
Average interest-earning assets	ad	37,055,705	30,305,129	29,437,103	29,108,988	29,364,275	22%	26%
Average interest-bearing deposits	ae	19,496,551	16,103,984	15,350,390	15,308,058	15,612,821	21%	25%
Average interest-bearing liabilities	af	22,548,264	17,668,730	16,359,575	16,220,936	16,486,661	28%	37%

(1)Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2)Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

Columbia Banking System, Inc. Reports First Quarter 2023 Results
April 26, 2023

Columbia Banking System, Inc. GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Seq. Quarter	Year over Year
Average yield on loans and leases	a / aa	5.55%	4.92%	4.41%	3.94%	3.79%	0.63	1.76
Less: Acquired loan accretion - rate related (2),(3)	b / aa	0.16%	0.01%	0.01%	0.02%	0.03%	0.15	0.13
Less: Acquired loan accretion - credit related (3)	c / aa	0.05%	—%	—%	—%	—%	0.05	0.05
Adjusted average yield on loans and leases	d / aa	5.34%	4.91%	4.40%	3.92%	3.76%	0.43	1.58

Average yield on taxable securities	e / ab	3.26%	2.40%	2.23%	2.03%	2.06%	0.86	1.20
Less: Acquired taxable securities accretion - rate related	f / ab	1.26%	—%	—%	—%	—%	1.26	1.26
Adjusted average yield on taxable securities	g / ab	2.00%	2.40%	2.23%	2.03%	2.06%	(0.40)	(0.06)

Average yield on non-taxable securities (1)	h / ac	3.72%	3.13%	3.10%	3.13%	2.95%	0.59	0.77
Less: Acquired non-taxable securities accretion - rate related	i / ac	0.84%	—%	—%	—%	—%	0.84	0.84
Adjusted yield on non-taxable securities (1)	j / ac	2.88%	3.13%	3.10%	3.13%	2.95%	(0.25)	(0.07)

Average yield on interest-earning assets (1)	k / ad	5.19%	4.62%	4.10%	3.53%	3.24%	0.57	1.95
Less: Acquired loan and securities accretion - rate related	l / ad	0.31%	0.01%	0.01%	0.01%	0.02%	0.30	0.29
Less: Acquired loan accretion - credit related	c / ad	0.04%	—%	—%	—%	—%	0.04	0.04
Adjusted average yield on interest-earning assets (1)	m / ad	4.84%	4.61%	4.09%	3.52%	3.22%	0.23	1.62

Average rate on interest-bearing deposits	n / ae	1.32%	0.77%	0.23%	0.11%	0.10%	0.55	1.22
Less: Acquired deposit accretion	o / ae	—%	—%	—%	—%	—%	—	—
Adjusted average rate on interest-bearing deposits	p / ae	1.33%	0.77%	0.23%	0.11%	0.10%	0.56	1.23

Average rate on interest-bearing liabilities	q / af	1.82%	1.05%	0.39%	0.20%	0.18%	0.77	1.64
Less: Acquired interest-bearing liabilities accretion (2)	r / af	—%	—%	—%	—%	—%	—	—
Adjusted average rate on interest-bearing liabilities	s / af	1.82%	1.05%	0.39%	0.20%	0.18%	0.77	1.64

Net interest margin (1)	t / ad	4.08%	4.01%	3.88%	3.41%	3.14%	0.07	0.94
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related	u / ad	0.31%	—%	0.01%	0.01%	0.02%	0.31	0.29
Less: Acquired loan accretion - credit related	c / ad	0.04%	—%	—%	—%	—%	0.04	0.04
Adjusted net interest margin (1)	v / ad	3.73%	4.01%	3.87%	3.40%	3.12%	(0.28)	0.61

(1)Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.